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                        MAHONING NATIONAL BANCORP, INC.
                                   FORM 10-K


                                 EXHIBIT 99(a)


                    Report of Independent Certified Public
                    Accountants. Predecessor Auditors Report for the two years ended December 31, 1995.






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                                             700 One Prudential Plaza
                                             130 E. Randolph Drive
                                             Chicago, IL 60601-6203
                                             312 856-0200



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               --------------------------------------------------


                             Grant Thornton [LOGO]
                             GRANT THORNTON LLP Accountants and
                                                Management Consultants

                                                The U.S. Member Firm of
                                                Grant Thornton International




Board of Directors and Stockholders
Mahoning National Bancorp, Inc.

         We have audited the accompanying consolidated statements of financial condition of Mahoning National Bancorp, Inc. and its wholly-owned subsidiary, The Mahoning National Bank of Youngstown as of December 31, 1995 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the two years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Mahoning National Bancorp, Inc. and its wholly-owned subsidiary, The Mahoning National Bank of Youngstown as of December 31, 1995 and the consolidated results of their operations and cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


                                                  /s/ Grant Thornton LLP

Pittsburgh, Pennsylvania
January 19, 1996





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